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                           EXHIBIT 11
                  MODINE MANUFACTURING COMPANY
                COMPUTATION OF PER SHARE EARNINGS
            (In thousands, except per share amounts)
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                                                    Three months ended June 26
                                                   ----------------------------
                                                      1997              1996
                                                   ----------        ----------
Primary
-------
   Weighted average shares outstanding               29,801            29,780

   Share equivalents for period prior to
       exercise (options exercised)                      11                 8

   Net shares issuable, assuming exercise
       of options using average market price
       and employing the treasury stock method          577               616
                                                    -------           -------

   Average common share and common
       share equivalents                             30,389            30,404
                                                    =======           =======

   Net earnings for the period                      $18,185           $16,390
                                                    =======           =======

   Net earnings per share of common stock             $0.60             $0.54
                                                    =======           =======

Fully Diluted
-------------
   Weighted average shares outstanding               29,801            29,780

   Share equivalents for period prior to
       exercise (options exercised)                      11                 8

   Net shares issuable, assuming exercise
       of options using ending market price
       (unless antidilutive) and employing
       the treasury stock method                        629               616
                                                    -------           -------

   Average common share and common
       share equivalents                             30,441            30,404
                                                    =======           =======

   Net earnings for the period                      $18,185           $16,390
                                                    =======           =======

   Net earnings per share of common stock             $0.60            $ 0.54
                                                    =======           =======

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